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                             PROVIDIAN CORPORATION

                       Assistant Secretary's Certificate
                       ---------------------------------


     I, R. Michael Slaven, hereby certify that I am now, and at all times mentioned herein have been, the duly elected, qualified and acting Assistant Secretary of Providian Corporation, a Delaware corporation (the "Company"), and as such officer have access to and am familiar with the records of the Company and am duly authorized to certify as to matters pertaining thereto, which records reflect that:

     a. Attached hereto as Exhibit A is a true and complete copy of resolutions which were duly adopted by the Board of Directors of the Company at a meeting duly called and held on August 7, 1996, at which a quorum was present and acting throughout; and

     b. Such resolutions have not been amended, modified or rescinded in any respect and remain in full force and effect on the date hereof.


Dated: August 13, 1996

                               /s/ R. Michael Slaven
                               ---------------------------
                               R. Michael Slaven
                               Assistant Secretary

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                                                                       EXHIBIT A

                    RESOLUTIONS OF THE BOARD OF DIRECTORS OF

                             PROVIDIAN CORPORATION

                                 AUGUST 7, 1996


     RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to prepare, execute and file, or cause to be prepared and filed, with the Securities and Exchange Commission (the "SEC") one or more Registration Statements in the appropriate form or forms with respect to the Securities, under the Securities Act (including carrying forward the 1992 Unissued Securities into such Registration Statement or Registration Statements pursuant to Rule 429 (or any successor rule or regulation) under the Securities Act) of 1933, as amended (the "Securities Act"), in substantially the form presented at this meeting, with such changes therein, additions thereto and deletions therefrom as such officers, or any of them, shall approve, such approval to be conclusively evidenced by such officer's execution thereof, and any amendments (including, without limitation, post-effective amendments) or supplements thereto and any Prospectus, Prospectus Supplement or Pricing Supplement included therein, together with all documents required as exhibits to said Registration Statement or Statements, and all certificates, letters, instruments, applications and other documents which may be required to be filed with the SEC with respect to the registration and offering of the Securities, and to take any and all actions that any such officer shall deem necessary or advisable in connection with such Registration Statements and the qualification of the Indenture between the Corporation and First Trust of New York (successor-in-interest to Morgan Trust Company of New York), dated as of January 1, 1994 (the "Indenture"); and

     FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver a power of attorney appointing, and the Corporation hereby appoints, Robert L. Walker, Elaine J. Robinson and R. Michael Slaven, or any of them, and/or any other persons designated by the Special Committee to act as attorneys-in-fact for the Corporation and its directors and officers for the purpose of executing and filing with the SEC, in its name and on its behalf, any such Registration Statement and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, with any exhibits thereto and other documents in connection therewith.